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                                                                  Exhibit 12


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 17, 1996, with respect to the 1995 and 1994 financial statements of Merchants Mortgage Corporation, at December 31, 1995 and 1994 and for each of the two years then ended, included in the Form 8-K/A of Crown Northcorp, Inc., amending Crown Northcorp's current Report on Form 8-K, dated December 30, 1996 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
March 24, 1997
Indianapolis, Indiana